SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  ------------



                                    FORM 8-K



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         DATE OF REPORT: MARCH 12, 2001
                        (Date of earliest event reported)



                           WEBEX COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)



            DELAWARE                     0-30849               77-0548319
  (State or other jurisdiction         (Commission            (IRS Employer
        of incorporation)             File Number)         Identification No.)



                110 ROSE ORCHARD WAY, SAN JOSE, CALIFORNIA  95134
             (Address of principal executive offices)   (Zip Code)



       Registrant's telephone number, including area code: (408) 435-7000


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Item 5.  OTHER EVENTS.

         The 2001 Annual Meeting of WebEx Communications, Inc. (the "Company") will be held on May 15, 2001 at such place and time as will be set forth in the Company's proxy statement relating to that meeting. A stockholder proposal not included in the proxy statement for the Company's 2001 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's Bylaws. To be timely, the Company's Bylaws provide that the Company must have received the stockholder's notice not less than 50 days nor more than 75 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, the Company must receive the stockholder's notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. For the Company's 2001 Annual Meeting of Stockholders, stockholders must submit written notice to the Secretary in accordance with the foregoing Bylaw provisions no later than March 27, 2001.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:  March 12, 2001

                                         WEBEX COMMUNICATIONS, INC.



                                         By      /s/ Subrah S. Iyar
                                           ------------------------------------
                                         Name:       Subrah S. Iyar
                                         Title:  Chief Executive Officer